UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

Victory Oilfield Tech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

Victory Energy Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Explanatory Note – Pro-Tech Acquisition

On August 2, 2018, Victory Oilfield Tech, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), in connection with its entry into a stock purchase agreement, dated July 31, 2018 with Pro-Tech Hardbanding Services, Inc., an Oklahoma corporation (“Pro-Tech”) and Stewart Mathison, and certain related transaction documents, pursuant to which the Company acquired 100% of the issued and outstanding common stock of Pro-Tech (the “Acquisition”). The Acquisition was completed on July 31, 2018, and such completion was disclosed under Item 2.01 of the Original Form 8-K. Pursuant to paragraph (a)(1) of Item 9.01 of Form 8-K, the Company intended to file the financial statements and pro forma financial information required under Item 9.01 related to the Acquisition within 71 days after the required filing date of the Original Form 8-K.

The Company has reviewed the Acquisition since the Original Form 8-K was filed, and the Company has determined that the Acquisition does not constitute a significant acquisition as defined in Instruction 4 of Item 2.01. As a result, the financial statements and pro forma financial information contemplated by Item 9.01 are not required to be filed. Accordingly, the Company hereby removes Item 2.01 from the Original Form 8-K filed on August 2, 2018 to eliminate the incorporation by reference therein of information relating the Acquisition.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2018	VICTORY OILFIELD TECH, INC.

/s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer